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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                            ________________________

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  February 1, 2001



                           Host Marriott Corporation
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Maryland                         001-05664                  53-0085950
(State or Other Jurisdiction       (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                           Indemnification no.)

         10400 Fernwood Road
          Bethesda, Maryland                            20817
(Address of Principal Executive Offices)              (Zip Code)



      Registrant's telephone number, including area code:  (301) 380-9000

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Item 5.  Other Events.

     Host Marriott Corporation (the "Company"), Host Marriott, L.P. ("Host LP") and various entities affiliated with The Blackstone Group (the "Blackstone Entities") entered into an Underwriting Agreement dated as of February 1, 2001 (the "Underwriting Agreement") with Salomon Smith Barney Inc. (the "Underwriter"). Pursuant to Host LP's partnership agreement, the Company agreed to issue to the Blackstone Entities 12,500,000 shares of its common stock, par value $.01 per share (the "Common Stock"), upon redemption of units of limited partnership interest in Host LP and, subject to the terms and conditions contained in the Underwriting Agreement, the Blackstone Entities agreed to sell to the Underwriter the 12,500,000 shares of Common Stock for delivery on February 7, 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


     (A)  Financial statements of business acquired.

          Not applicable.

     (B)  Pro forma financial information.

          Not applicable.

     (C)  Exhibits.


  Exhibit No.    Description
  -----------    -----------

      1.1 Underwriting Agreement dated as of February 1, 2001 among Host Marriott Corporation, Host Marriott, L.P., Salomon Smith Barney Inc. and the Blackstone Entities.

      8.1        Tax Opinion of Hogan & Hartson L.L.P.
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HOST MARRIOTT CORPORATION


                                         By: /s/ Robert E. Parsons, Jr.
                                             -----------------------------
Date:  February 7, 2001                      Name:  Robert E. Parsons, Jr.
                                             Title: Executive Vice President
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                                 Exhibit Index



  Exhibit No.     Description
  -----------     -----------
      1.1         Underwriting Agreement dated as of February 1, 2001 among Host
                  Marriott Corporation, Host Marriott, L.P., Salomon Smith
                  Barney Inc. and the Blackstone Entities.

      8.1         Tax Opinion of Hogan & Hartson L.L.P.